Earnings Release | June 30, 2020

COVID-19 RESPONSE UPDATE Employees, Operations and Community • Maintaining a remote-work structure and emphasis to help • PTO cash out option provided to all employees avoid virus spread at the work place and provide flexibility at • 7 branches remain closed, 140 have opened their lobbies and home the remainder are open on a limited basis ◦ Remote access setup for 850 employees not required to work at a location • Social distancing, restrictions on in-person meetings and conferences, company travel restrictions and increased • Paid leave for employees directly impacted by COVID-19, for sanitary protocols all remain in place those on a rotation schedule, and those impacted by a branch closure • Expanded "Making Life Great" grants to programs enhancing • Added coverage for COVID-19 related expenses to medical quality of life plan and allowed for benefit election changes mid-cycle Market Updates1 • State by State reopening status (as of July 27): ◦ SD, IA, NE, KS, ND, MN and MO have all reopened ◦ AZ and CO are currently reversing their strategy • Continuing to see increased activity in most of our footprint • Mobility data for Retail & Leisure is showing an increase in activity for 8 out of 9 states in our footprint that is outpacing the US average and other key states such as FL, CA, NY and TX 1 Sources: NY Times and Google mobility data 7-day average as of 7/12/20 2

KEY DEVELOPMENTS • New Chief Credit Officer Steve Yose on board bringing 35 years of experience Bolster Credit Risk • Third party engaged to provide additive review of Management higher focus areas of the loan portfolios • Utilize enhanced loan risk rating system • Reduced dividend to preserve capital given the uncertain outlook on the economy Conservative and Measured Actions • Increased credit reserves further • Round 2 deferral process developed (currently $257M) • Renewed Agribusiness Focus Organizational Alignment • Implement Simplified Retail Delivery Model for Increased Specialization • Expand Treasury Management • Introduce Small Business Center of Excellence 3

EARNINGS OVERVIEW Summary Net Income and Adjusted Net Income ($MM) • NIM1 and adjusted NIM1 were down just slightly by 2 and 8 basis points, respectively, as a 38 basis point decrease in deposit yields helped offset lower asset yields • Net income1 of $5.4M reflecting $53.3M from net revenues excluding fair value (FV) adjustments offset with noninterest expenses • Net interest income1 increased 4.2% to $107.9M compared to prior quarter and year to date at $318.0M is nearly flat with prior year Net Interest Income ($MM) and NIM NIM Analysis 4 1 Non-GAAP measures, see appendix for reconciliations.

EARNINGS OVERVIEW (cont'd) Summary Provision for Loan Losses ($MM) • Provision expense was $21.6M, further supporting a reserve build following last quarter's overlay • A credit charge of $21.9M for a classified FV credit was recognized through noninterest income • Noninterest income excluding FV adjustments was down modestly by $0.5M primarily due to $1.5M in lower overdraft fees offset with a $1.3M increase in mortgage revenues • Expenses of $67.0M included notable items such as $1.1M for PTO payout support for employees, $1.6M in multiple severance costs, $2.2M for reserves on unfunded commitments, and approximately $1.0M for consulting costs, all offset with a $3.2M reduction in OREO costs Noninterest Income ($MM) Noninterest Expense ($MM) 5 1 Service charges, wealth management, mortgage, and other 2 Excludes goodwill and intangible assets impairment

CAPITAL & INTEREST SENSITIVITY Summary Capital • GWB remains well capitalized as Total and Tier 1 Capital ratios were consistent with prior quarter • CET1 also consistent with linked quarter at 10.6% • Tangible common equity1 ratio was 8.9%, and excluding PPP loans was estimated to be 9.4%, both compared to 9.3% the prior quarter • Tangible book value per share grew to $20.98 • Fixed loans and rate floors are providing portfolio support ◦ $4.8B of fixed loans yielding 4.38%, and $2.0B of variable loans have reached their floors yielding 4.56% ◦ Another $1.0B of variable loans repricing after 90 days have a yield of 4.55% Tangible Book Value1 per Share Accretion Loan Rate Floor Summary GWB CAGR TBV 10% 2 TBV / Share $20.98 Peer CAGR TBV 7% 2 3 1 Non-GAAP measures, see appendix for reconciliations 2 Compound Annual Growth Rate over 5 years •Chart shows volumes and yields at the quarter end 6 3 See appendix for Peer Group listing; data sourced from SNL Financial •Variable/Adjustable: 37% Prime, 29% 5 yr Treasury, 34% all other

BALANCE SHEET OVERVIEW Summary Total Loans ($MM) • Deposit costs fell sharply by over 50% from a reduction in rates beginning in May combined with rebalancing of higher cost time deposits, public funds and brokered deposits and a $618.7M increase in non interest deposits • Diversified growth in CRE of $132.7M combined with $723.3M of PPP loans was offset with an increase in paydown activity through PPP proceeds partly being utilized to pay down operating lines • Deposit growth was largely related to inflows from PPP proceeds and stimulus receipts not yet spent Deposits ($MM) Loan Portfolio - Key Segments 7

CREDIT INITIATIVES • Increased granularity to a 9-point scale for pass Enhanced Risk Rating credits System • New Special Mention Rating • Risk-focused decisions tied to certain industries More Risk Based Approval • Risk-based hold limits utilizing new Risk Rating system • Calibration of roles, structure and expectations • Specialized roles and adminstration dedicated to Specialized Credit Ag, Small Business and Retail Administration • Tailored Systems and measures for effective monitoring 8

ASSET QUALITY METRICS Summary Nonaccruals / Total Loans • Net charge-offs for the quarter were stable at 0.37% of average loans on an annualized basis, compared to 0.36% the prior quarter ◦ YTD net charge-offs are 0.33% compared to 0.37% in the prior year • Substandard loans increased $70.8M due largely to two senior care credits deteriorating from watch status • One of the senior care credits previously mentioned and a hotel relationship were part of a 28.8% increase in nonaccruals to $274M Substandard Loans ($MM) Net Charge-offs / Average Total Loans1 1 Annualized for partial periods 9

ASSET QUALITY & CECL

Great Western Bancorp, Inc.

Summary

- ALLL/Loan ratio at 1.44%, an increase from 1.40%, and Total Coverage/Loans increased to 1.92% from 1.68%
  - 1.54% and 2.06% excl PPP, respectively
- Preliminary 6/30 results of new Probability of Default (PD) loan rating system and CECL (adoption on 10/1/20)
  - Criticized loans were approximately $929M with $259M in the new Special Mention rating
  - CECL methodology driven by PD Risk Ratings, charge off history and Oxford economics outlook
  - Reserves estimated 40-60% higher under CECL

Comprehensive Credit-Related Coverage ($MM)

	GWB Legacy Loans			
	Amortized Cost	**Fair Value**	**Acquired Loans**	**Total**
ALLL	$ 144.2	$ —	$ 4.0	$ 148.2
Remaining Loan Discount	$ —	$ —	$ 9.1	$ 9.1
Fair Value Adjustment (Credit)	$ —	$ 40.0	$ —	$ 40.0
Total ALLL / Discount / FV Adj.	$ 144.2	$ 40.0	$ 13.1	$ 197.3
Total Loans	$9,227.0	$ 735.4	$ 351.6	$ 10,314.0
ALLL / Total Loans	**1.56 %**	**— %**	**1.13 %**	**1.44 %**
Discount / Total Loans	— %	— %	2.60 %	0.09 %
FV Adj. / Total Loans	— %	5.44 %	— %	0.39 %
Total Coverage / Total Loans [1]	**1.56 %**	**5.44 %**	**3.73 %**	**1.92 %**
			ALLL / Total Loans excl PPP	**1.54 %**
			Total Coverage / Total Loans excl PPP	**2.06 %**

New Loan Rating Preview ($MM)


$703
$477
$9,134
$670
$259
$9,385
Current - Legacy
New - PD
Pass
Special Mention
Watch - Legacy
Substandard/Doubtful

Estimated CECL Day 1 Adjustment

	2019	20Q1	20Q2	20Q3	20Q4	2021	2022	2023
GDP[2]	2.3	-5	-41.1	28.3	14.9	6.3	3.8	2.2
Unemployment[2]	3.7	3.8	13.4	10.9	9.2	7.6	5.5	4.8


Total coverage estimate
2.7%-3.0%
$157
+40%
+60%
6/30/20 Credit Coverage
Bottom of CECL Range
Top of CECL Range

[1] Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage

[2] Source: Oxford Economics - Annual Percentage Change

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GreatWesternBank.com

PPP LOANS AND DEFERRALS

Great Western Bancorp, Inc.

PPP Highlights*

- Over 4,600 PPP loans for approximately $724M extended to customers
- 7% of total loans
- Loans diversified over a number of industries with no one industry showing outsized concentrations
- Loan Sizes
  - under $350k = $240M; 4,153 loans
  - $350k to $2M = $323M; 419 loans
  - over $2M = $161M; 45 loans

Summary ($MM)

Segments	UPB	% of Total	# of Loans
Construction	$98.7	14%	584
Manufacturing	$84.0	12%	280
Professional Scientific and Technical Service	$71.0	10%	427
Retail Trade	$55.7	8%	434
Wholesale Trade	$51.5	7%	182
Ambulatory Health Care Services	$48.3	7%	299
Food Services and Drinking Places	$39.1	5%	291
Hotel & Accommodation	$33.5	5%	137
Other Services (except Public Administration)	$32.9	5%	488
Admin, Support, Waste Mgmt and Remed Service	$31.6	4%	176
Agriculture Forestry Fishing and Hunting	$31.1	4%	405
Nursing and Residential Care Facilities	$27.2	4%	50
All Other	$119.8	15%	864
	$724.4	**100%**	**4,617**

Loan Deferral Highlights

Round 1

- 17% of total loans deferred or modified for approximately 765 customers, with 94% of these setup on 90-day terms
- Approximately two-thirds were P&I deferrals and one-fourth were interest only, and the rest related to maturity or interest modifications

Round 2

- Updated process includes a review of updated financial statements, financial projections, updated guarantor information and collateral perfection, and detail on PPP loans if applicable, all supporting a loan rating review and final decision

Summary ($MM)

Segments	UPB	% of Segment Loans
Hotel	$861	72%
Arts Entertainment and Recreation	$79	61%
Food & Drink	$68	41%
Transportation and Warehousing	$41	20%
Retail Trade	$93	19%
Real Estate and Rental and Leasing	$359	14%
Other Services (except Public Administration)	$22	13%
Manufacturing	$25	7%
Wholesale Trade	$19	6%
Health Care and Social Assistance	$63	6%
Agriculture Forestry Fishing and Hunting	$19	1%
Other	$45	2%
	$1,694	

*PPP loan data as of 7/20/20.

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GreatWesternBank.com

KEY LOAN SEGMENTS Ag Portfolio by Industry $1.8B Segment Update • Ag portfolio remains well diversified across key sub-segments • USDA corn condition good/excellent is 82% in SD, 83% in IA, and 70% in NE and all advantaged to the 69% national average • Similarly, soybean good/excellent is 77%, 83% and 73% for SD, IA and NE, respectively compared to 68% national average • Dairy markets have strengthened as Class III milk prices were $21.04 in June, up $8.90 from May, and are indicative of good and profitable marketing opportunities for producers Health Care Portfolio $1.0B Portfolio Characteristics • Senior Care is $359M which is 3.5% of total loans, 96% CRE, and consists of approximately 44 relationships • Skilled nursing at $249M are 2.4% of total loans, 93% CRE, and consists of approximately 45 relationships • Hospitals at $239M are 2.3% of total loans, more aligned to C&I at 55% and consist of approximately 33 relationships • All other health care at $192M is 1.8% of total loans, is also higher in C&I at 57%, and is much more fragmented across approximately 481 relationships that include physicians, dentists, optometrists, therapists, and other specialty services as well as social assistance 12

KEY LOAN SEGMENTS (cont'd) Hotel Portfolio Characteristics Hotel Loan Balance Geography $1.2B • 90% of the balance concentrated within the bank's footprint ◦ Diversified across more than 130 cities with the top volumes in Colorado Springs, CO, Rapid City, SD, Des Moines, IA, Omaha, NE, Denver, CO, and Sioux Falls, SD • Flagged hotel relationships make up more than 86% of the hotel relationships over $1M and 75% of the volume • Loan to value is approximately 61% on outstanding balances over $1M (more than 80% of the hotel portfolio) • Minimal line commitment exposure with 96.6% of balances and commitments operational, 2.9% under construction, and 0.4% committed and not started *Non-Footprint includes AK $22, CA $21, FL $19, among others. Rating Summary Franchise Flag Profile ~86% Flagged 13

DISCLOSURES Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 outbreak and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarters ended June 30, 2020, March 31, 2020 and December 31, 2019 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated July 29, 2020 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2020. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Also note loan balance information is presented using unpaid principal balances (UPB) unless otherwise noted. 14

Appendix 1 Non-GAAP Measures

SELECTED GAAP & NON-GAAP RESULTS

Great Western Bancorp, Inc.

At and for the nine months ended:	GAAP	Goodwill & Intangible	excl Goodwill	Credit Related	Non-GAAP Adjusted
Net interest income	$ 313,407	$ —	$ 313,407	$ —	$ 313,407
Provision for loan and lease losses	101,539	—	101,539	59,712	41,827
Total noninterest income (loss)	3,967	—	3,967	(10,435)	14,402
Total noninterest expense	932,432	742,352	190,080	3,758	186,322
(Benefit from) provision for income taxes	(24,653)	(29,339)	4,686	(17,220)	21,906
Adjustments to Net Income	**$ (691,944)**	**$ 713,013**	**$ 21,069**	**$ 56,685**	**$ 77,754**

- Financial results this fiscal year include several items linked to the impact of the COVID-19 pandemic. In Q2, we recognized an impairment included in noninterest expense of $742.4M, of which $622.4M stemmed from goodwill related to the acquisition of Great Western Bank in 2008 by National Australia Bank, $118.2M from goodwill related to subsequent acquisitions and $1.8M from certain intangible assets. The expense was offset in part by a related benefit from income taxes of $29.3M.
- In addition, COVID-19 impacts include $73.8M in several credit and other related charges for loan and other real estate reserves, including a $59.7M charge for general allowance increases in provision expense, $7.1M and $3.3M of charges for fair value credit risk and derivative reserves in noninterest income, respectively, a $3.3M write down on an OREO hotel property negatively impacted by COVID-19 pandemic travel restrictions, and $0.4M of charges for the reserve on unfunded commitments in noninterest expenses. All of these pretax expenses are offset in part by a related benefit from income taxes of $17.2M.
- See also the "Non-GAAP Financial Measures and Reconciliation" section in this document for further discussion of the above items.

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GreatWesternBank.com

NON-GAAP MEASURES

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Adjusted net income and adjusted earnings per common share:							
Net (loss) income - GAAP	**$ (691,944)**	$ 117,080	**$ 5,400**	$ (740,618)	$ 43,274	$ 50,285	$ 26,783
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	**713,013**	—	**—**	713,013	—	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	**56,685**	—	**—**	56,685	—	—	—
Adjusted net income	**$ 77,754**	$ 117,080	**$ 5,400**	$ 29,080	$ 43,274	$ 50,285	$ 26,783
Weighted average diluted common shares outstanding	**55,788,751**	57,408,023	**55,145,619**	55,906,002	56,457,967	56,804,172	57,110,103
Earnings per common share - diluted	**$ (12.40)**	$ 2.04	**$ 0.10**	$ (13.25)	$ 0.77	$ 0.89	$ 0.47
Adjusted earnings per common share - diluted	**$ 1.39**	$ 2.04	**$ 0.10**	$ 0.52	$ 0.77	$ 0.89	$ 0.47
Tangible net income and return on average tangible common equity:							
Net (loss) income - GAAP	**$ (691,944)**	$ 117,080	**$ 5,400**	$ (740,618)	$ 43,274	$ 50,285	$ 26,783
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	**714,078**	1,022	**261**	713,440	377	315	335
Tangible net income	**$ 22,134**	$ 118,102	**$ 5,661**	$ (27,178)	$ 43,651	$ 50,600	$ 27,118
Average common equity	**$ 1,663,420**	$ 1,834,708	**$ 1,163,724**	$ 1,918,035	$ 1,908,519	$ 1,885,785	$ 1,864,132
Less: Average goodwill and other intangible assets	**498,644**	746,110	**6,527**	741,257	748,146	745,349	745,718
Average tangible common equity	**$ 1,164,776**	$ 1,088,598	**$ 1,157,197**	$ 1,176,778	$ 1,160,373	$ 1,140,436	$ 1,118,414
Return on average common equity *	**(55.6)%**	8.5 %	**1.9 %**	(155.3)%	9.0 %	10.6 %	5.8 %
Return on average tangible common equity **	**2.5 %**	14.5 %	**2.0 %**	(9.3)%	15.0 %	17.6 %	9.7 %

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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GreatWesternBank.com

NON-GAAP MEASURES

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	**$ 313,407**	$ 313,999	**$ 106,251**	$ 101,983	$ 105,173	$ 106,709	$ 105,629
Add: Tax equivalent adjustment	**4,638**	4,356	**1,601**	1,514	1,523	1,487	1,424
Net interest income (FTE)	**318,045**	318,355	**107,852**	103,497	106,696	108,196	107,053
Add: Current realized derivative gain (loss)	**(5,180)**	746	**(3,040)**	(1,250)	(890)	(127)	321
Adjusted net interest income (FTE)	**$ 312,865**	$ 319,101	**$ 104,812**	$ 102,247	$ 105,806	$ 108,069	$ 107,374
Average interest-earning assets	**$ 11,763,523**	$ 11,349,960	**$ 12,156,505**	$ 11,590,453	$ 11,543,610	$ 11,609,823	$ 11,617,521
Net interest margin (FTE) *	**3.61 %**	3.75 %	**3.57 %**	3.59 %	3.68 %	3.70 %	3.70 %
Adjusted net interest margin (FTE) **	**3.55 %**	3.76 %	**3.47 %**	3.55 %	3.65 %	3.69 %	3.71 %

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

[redacted]

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:							
Interest income - GAAP	**$ 337,404**	$ 365,987	**$ 107,725**	$ 111,970	$ 117,709	$ 124,923	$ 124,098
Add: Tax equivalent adjustment	**4,638**	4,356	**1,601**	1,514	1,523	1,487	1,424
Interest income (FTE)	**342,042**	370,343	**109,326**	113,484	119,232	126,410	125,522
Add: Current realized derivative gain (loss)	**(5,180)**	746	**(3,040)**	(1,250)	(890)	(127)	321
Adjusted interest income (FTE)	**$ 336,862**	$ 371,089	**$ 106,286**	$ 112,234	$ 118,342	$ 126,283	$ 125,843
Average non-ASC 310-30 loans	**$ 9,675,039**	$ 9,583,477	**$ 9,974,802**	$ 9,496,153	$ 9,554,161	$ 9,693,395	$ 9,699,433
Yield (FTE) *	**4.72 %**	5.17 %	**4.41 %**	4.81 %	4.96 %	5.17 %	5.19 %
Adjusted yield (FTE) **	**4.65 %**	5.18 %	**4.29 %**	4.75 %	4.93 %	5.17 %	5.20 %

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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GreatWesternBank.com

NON-GAAP MEASURES

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Efficiency ratio:							
Total revenue - GAAP	**$ 317,374**	$ 359,708	**$ 94,568**	$ 101,900	$ 120,906	$ 121,732	$ 116,395
Add: Tax equivalent adjustment	**4,638**	4,356	**1,601**	1,514	1,523	1,487	1,424
Total revenue (FTE)	**$ 322,012**	$ 364,064	**$ 96,169**	$ 103,414	$ 122,429	$ 123,219	$ 117,819
Noninterest expense	**$ 932,432**	$ 169,686	**$ 67,049**	$ 808,453	$ 56,930	$ 55,212	$ 56,000
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	**743,484**	1,173	**278**	742,779	427	366	385
Tangible noninterest expense	**$ 188,948**	$ 168,513	**$ 66,771**	$ 65,674	$ 56,503	$ 54,846	$ 55,615
Efficiency ratio *	**58.7 %**	46.3 %	**69.4 %**	63.5 %	46.2 %	44.5 %	47.2 %

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	June 30, 2020 (nine months)	June 30, 2019 (nine months)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	**$ 1,160,644**	$ 1,881,128	**$ 1,160,644**	$ 1,153,464	$ 1,920,669	$ 1,900,249	$ 1,881,128
Less: Goodwill and other intangible assets	**6,425**	745,563	**6,425**	6,703	749,481	745,197	745,563
Tangible common equity	**$ 1,154,219**	$ 1,135,565	**$ 1,154,219**	$ 1,146,761	$ 1,171,188	$ 1,155,052	$ 1,135,565
Total assets	**$ 12,934,328**	$ 12,954,896	**$ 12,934,328**	$ 12,387,808	$ 12,851,665	$ 12,788,301	$ 12,954,896
Less: Goodwill and other intangible assets	**6,425**	745,563	**6,425**	6,703	749,481	745,197	745,563
Tangible assets	**$ 12,927,903**	$ 12,209,333	**$ 12,927,903**	$ 12,381,105	$ 12,102,184	$ 12,043,104	$ 12,209,333
Tangible common equity to tangible assets	**8.9 %**	9.3 %	**8.9 %**	9.3 %	9.7 %	9.6 %	9.3 %
Tangible book value per share:							
Total stockholders' equity	**$ 1,160,644**	$ 1,881,128	**$ 1,160,644**	$ 1,153,464	$ 1,920,669	$ 1,900,249	$ 1,881,128
Less: Goodwill and other intangible assets	**6,425**	745,563	**6,425**	6,703	749,481	745,197	745,563
Tangible common equity	**$ 1,154,219**	$ 1,135,565	**$ 1,154,219**	$ 1,146,761	$ 1,171,188	$ 1,155,052	$ 1,135,565
Common shares outstanding	**55,014,047**	56,939,032	**55,014,047**	55,013,928	56,382,915	56,283,659	56,939,032
Book value per share - GAAP	**$ 21.10**	$ 33.04	**$ 21.10**	$ 20.97	$ 34.06	$ 33.76	$ 33.04
Tangible book value per share	**$ 20.98**	$ 19.94	**$ 20.98**	$ 20.84	$ 20.77	$ 20.52	$ 19.94

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GreatWesternBank.com

Appendix 2 Accounting for Loans at FV and Related Derivatives

LOANS AT FAIR VALUE & RELATED DERIVATIVES

Great Western Bancorp, Inc.

Overview

- For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank ("GWB") has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties
- Total size of the portfolio was $735.4 million at June 30, 2020

GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives:

  - Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income
  - This differs significantly from most peers who have elected Hedge Accounting treatment
  - The historical election is irrevocable so the concept will be present for the foreseeable future in GWB's financial statements *even if* different accounting elections are made on future originations
  - Management presents non-GAAP measures to provide more clarity on the underlying economics

Summary

	Income Statement Line Item:						
	Net (decrease) increase in fair value of loans at fair value		Net realized and unrealized loss on derivatives		Net Relationship		Notes
Increase (decrease) in FV related to interest rates	$	1,174	$	(1,174)	$	—	1
(Decrease) increase in FV related to credit		(23,292)		674		(22,618)	2
Increase in SWAP fees		—		1,568		1,568	3
Current period realized cost of derivatives		—		(3,040)		(3,040)	4
Net credit loss on derivatives		—		(1,709)		(1,709)	5
Subtotal, loans at FV and related derivatives	**$**	**(22,118)**	**$**	**(3,681)**	**$**	**(25,799)**	6

[1] Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates.

[2] Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator.

[3] Swap fees are fees related to transacting interest rate swaps and other interest rate derivatives.

[4] Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase.

[5] Realized losses on derivative terminations due to defaults by bank customer(s)

[6] While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (4)) as presented in non-GAAP measures.

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